UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2006

Phantom Fiber Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15627 (Commission File Number)	042451506 (I.R.S. Employer Identification Number)

144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7
(Address of principal executive offices) (zip code)

(416) 703-4007
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2006, Phantom Fiber Corporation (the “Company”) entered into a Securities Purchase Agreement with 16 accredited investors for the sale of (i) $3,500,000 principal amount of senior convertible notes (“Notes”) and (ii) warrants (“Warrants”) to purchase up to 7,000,000 shares of the Company’s common stock. The sale of the Notes and Warrants closed on January 9, 2006. Participants in a private placement which closed on December 8, 2005 for gross proceeds of $858,000 exchanged the securities they previously purchased for an investment in the Notes and Warrants based on the dollar amount of their prior investment, bringing the total gross proceeds from the transactions to $3,500,000. The sale of the Notes and Warrants was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The Notes bear interest at 1% per annum payable semi-annually, they mature two years from the date of issuance and are convertible into shares of the Company’s common stock at the investors’ option at $0.50 per share, subject to adjustment. If at any time: (i) the closing sale price of the Company’s common stock for each trading day of any 20 consecutive trading day period following the issuance date of the Notes (the “Mandatory Conversion Measuring Period”) exceeds $2.00; (ii) the average daily trading volume of the Company’s common stock for each day of the Mandatory Conversion Measuring Period exceeds 100,000 shares; and (iii) there has been no failure of certain other conditions described in the Note; then the Company will have the right to require the holders to convert the principal amount then remaining under the Notes.

If: (i) on or prior to December 31, 2006, the Company does not have at least 40 gaming related sites live for the availability of its wireless software platform to its end users and the aggregate number of end users under all such agreements to which such platform is available is less than 2,000; and (ii) there is no 10-consecutive trading day period following the issuance date of the Notes and prior to December 31, 2006 during which the closing sale price of the Company’s common stock is greater than $2.00 per share; then the conversion price will be adjusted to equal 75% of the conversion price then in effect. In addition, if the Company issues shares of common stock below the then applicable conversion price, the exercise price of the Notes will be reduced accordingly. The conversion price of the Notes also will be adjusted if the Company pays a stock dividend, subdivides or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the holders’ position. Interest may be paid with share of common stock at the Company’s option based on 90% of the dollar volume weighted average price of the Company’s common stock on each of the 30 consecutive trading days immediately preceding the applicable interest payment due date.

The Warrants are exercisable until three years from the date of issuance. Half of the Warrants are exercisable at a purchase price of $1.50 per share and the other half of the Warrants are exercisable at a purchase price of $0.56 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. If the Company issues shares of common stock below the then applicable exercise price, the exercise price of the Warrants will be reduced accordingly. The exercise price of the Warrants also will be adjusted if the Company pays a stock dividend, subdivides or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the holders’ position. Upon each such adjustment of the exercise price, the number shares of common stock issuable upon exercise of the Warrants will be adjusted determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment.

The investors have agreed to restrict their ability to convert their Notes and exercise their Warrants such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock of the Company.

The Company is required to file a registration statement with the Securities and Exchange Commission within 45 days of closing to register the sale of the common stock issuable upon conversion of the Notes and exercise of the Warrants. If the registration statement is not filed within such period or if it is not declared effective within 110 days from the date of closing, the Company is required to pay liquidated damages to the investors equal to 2% of their purchase price for each 30 day period until the event is cured.

Oberon Securities, LLC acted as placement agent in connection with the sale of $2,642,000 principal amount of the Notes and related Warrants and is entitled to cash compensation of $241,730, and 449,140 non-assignable compensation warrants exercisable until three years after the date of issuance, with one-half of such compensation warrants entitling the holder to purchase shares of common stock at $1.50 per share and the other half of the compensation warrants entitling the holder to purchase shares of common stock at a purchase price of $0.56 per share. The Company also granted other placement agents in connection with the sale of $858,000 principal amount of the Notes and related Warrants compensation in the form of 87,620 restricted shares of common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item. 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Form of Senior Convertible Note
4.2	Form of $1.50/$0.56 Warrants
10.1	Securities Purchase Agreement dated January 5, 2006 by and among Phantom Fiber Corporation and the investors listed on the Schedule of Buyers attached thereto
10.2	Agreements of December 8, 2005 investors to exchange securities
10.3	Registration Rights Agreement dated January 5, 2006 by and among Phantom Fiber Corporation and the Buyers signatory thereto
10.4	Transfer Agent Instructions dated January 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Fiber Corporation

Date: January 9, 2006	By:	/s/ Jeffrey Halloran
Name: Jeffrey Halloran
Title: President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director